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                                                                    EXHIBIT 21.1

                                                                      Schedule A
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Subsidiaries of the Company:             Organized under the laws of:
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
 1.  Fax International Japan, Inc.                     Japan
 2.  Fax International (Europe) Ltd.                   United Kingdom
 3.  Fax International S.A.R.L.                        France
 4.  Fax International GmgH                            Germany
 5.  Fax International Korea Co., Ltd.                 Republic of Korea
 6.  Fax International Hong Kong Limited               Hong Kong
 7.  Fax International Telecommunications
     Software (Beijing) Co., Ltd.                      People's Republic of China
 8.  Fax International de Mexico S. De R.L. de C.V.    Mexico
 9.  Fax International Taiwan Co., Ltd.                Taiwan
10.  Fax International Holdings, Inc.                  Delaware, USA
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